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Exhibit 10.8

LEASE

        THIS LEASE (the "Lease") is executed this 18 day of JANUARY, 2005, by and between DUGAN FINANCING, L.L.C., a Delaware limited liability company ("Landlord"), and DATAPATH, INC., a Georgia corporation ("Tenant").

ARTICLE 1—LEASE OF PREMISES

        Section 1.01.    Basic Lease Provisions and Definitions.

        (a)   Leased Premises (shown outlined in Exhibit A hereto): All of that building (the "Building") located at 2430 Satellite Boulevard, Duluth, Georgia 30096, within Pinebrook (the "Park").

        (b)   Rentable Area: approximately 102,862 square feet.

        (c)   Tenant's Proportionate Share; 100%.

        (d)   Minimum Annual Rent:

Year 1	$337,130.21
Year 2	$456,707.28
Year 3	$462,879.00
Year 4	$470,079.36
Year 5	$477,279.72
Year 6	$121,120.01

        (e)   Monthly Rental Installments:

Months 1 - 3	$0.00
Months 4 - 12	$17,458.91
Months 13 - 24	$38,058.94
Months 24 - 36	$38,573.25
Months 37 - 48	$39,175.28
Months 49 - 60	$39,773.31
Months 61 - 63	$40,373.34

        (f)    Intentionally Omitted

        (g)   Target Commencement Date: April 15, 2005.

        (h)   Lease Term: Five (5) years and three (3) months.

        (i)    Security Deposit [MISSING COPY]

        If the foregoing is satisfactory, please sign a copy of this Agreement in the space provided below and return it to the undersigned

APPROVED AND ACCEPTED BY:				APPROVED AND ACCEPTED BY:
LICENSOR:				LICENSEE:
DUGAN FINANCING, L.L.C., a Delaware limited liability company				DATAPATH, INC., a Georgia corporation
By:	Dugan Realty, L.L.C., its sole member			By:	/s/ KEN VINES
By:	Duke Realty Limited Partnership, its manager			Name:	Ken Vines
	By:	Duke Realty Corporation, its general partner		Title:	CFO
		By:	/s/ J. SAMUEL O'BRIANT
		Name:	J. Samuel O'Briant
		Title:	SVP
Tenant (following occupancy):	DataPath, Inc. 2450 Satellite Boulevard Duluth, Georgia 30096

        (m)  Guarantor(s): None.

EXHIBITS
Exhibit A:    Leased Premises
Exhibit A-1:    Outside Areas
Exhibit A-2:    Outside Storage Area
Exhibit B:    Tenant Improvements
Exhibit B-1 & B-2:    Scope of Work
Exhibit C:    Letter of Understanding
Exhibit C-1:    Intentionally Omitted
Exhibit D:    Rules and Regulations
Exhibit E:    Special Stipulations

        Section 1.02. Lease of Premises.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with the right to use the following (collectively, the "Outside Areas"): the underlying land and improvements thereto that are designed for use by tenants of the Building and their respective employees, agents, customers, invitees and others, a depiction of the Outside Areas being shown on Exhibit A-1 attached hereto and made a part hereof.

ARTICLE 2—TERM AND POSSESSION

        Section 2.01. Term.    The Lease Term shall commence as of the date (the "Commencement Date") that Substantial Completion (as defined in Exhibit B hereto) of the Tenant Improvements (as defined in Section 2.02 below) occurs.

        Section 2.02. Construction of Tenant Improvements.    Landlord shall construct and install all leasehold improvements to the Leased Premises (collectively, the "Tenant Improvements") in accordance with Exhibit B attached hereto and made a part hereof.

        Section 2.03. Surrender of the Premises.    Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, (b) remove from the Leased Premises (i) Tenant's Property (as defined in Section 8.01 below), (ii) all data and communications wiring and cabling (including above ceiling, below raised floors and behind walls), and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair and damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. Notwithstanding the foregoing Landlord acknowledges and

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Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be provided.

        Section 3.02.    Annual Rental Adjustment Definitions.

        (a)   "Annual Rental Adjustment" shall mean the amount of Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Premiums for a particular calendar year.

        (b)   "Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Premiums" shall mean in amount equal to the product of Tenant's Proportionate Share times the sum of the Operating Expenses, Real Estate Taxes and Insurance Premiums.

        (c)   "Operating Expenses" shall mean the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Outside Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied), including by way of illustration and not limitation, the following: insurance deductibles, water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); painting; stormwater discharge fees; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees (not to exceed three percent (3%) of the gross rentals for the Building based on full occupancy of the Building); administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structure) illegible, roof, gutters and lighting, and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. For purposes of the preceding sentence, Landlord and Tenant acknowledge and agree that the useful life of any capital repair or replacement of the roof shall be twenty (20) years and the useful life of any capital repair or replacement of the parking lot will be ten (10) years.

        (d)   "Real Estate Taxes" shall mean any form of real estate tax or assessment of service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or the Outside Areas, or against Landlord's business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes, If (i) a real estate assessment in excess of $50,000 is imposed upon the Building or the Outside Areas after the date hereof and prior to the expiration or any earlier termination of the Lease Term, and (ii) such real estate assessment may be paid in installments that extend beyond the Lease Term, then, regardless of whether Landlord elects to pay such real estate assessment in installments, for purposes of determining Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Premiums, Landlord shall be deemed to have paid such real estate assessment in equal annual installments over a five (5) year period.

        (e)   "Insurance Premiums" shall mean insurance premiums for insurance coverage on the Building or Outside Areas and shall include all fire and extended coverage insurance on the Building and all

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pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year. Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between this actual Annual Rental Adjustment for the Preceding calendar year and the estimated amount paid by Tenant during such year. This Section 3.03 shall survive the expiration or any earlier termination of this Lease.

        Section 3.04.    Late Charges.     Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate) plus six percent (6%) per annum.

ARTICLE 4—SECURITY DEPOSIT

        Upon execution and delivery of this Lease by Tenant, Tenant shall deposit the Security Deposit with Landlord as security for the performances by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant. Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be or deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount or the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. Within forty-five (45) days following the end of the Lease Term, provided that there is then no uncured default or any repairs required to be made by Tenant pursuant to Section 2.03. above or Section 7.03 below, Landlord shall return the Security Deposit to Tenant.

ARTICLE 5—OCCUPANCY AND USE

        Section 5.01.    Use.     Tenant shall use the Leased Premises for Permitted Use and for no other purpose without the prior written consent of Landlord. Landlord represents and warrants to Landlord's knowledge that the Lease Premises are zoned M-1.

        Section 5.02.    Covenants of Tenant Regarding Use.

        (a)   Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building (provided Tenant has been given notice of such covenants) and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, how in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building Rules and Regulations attached herein as Exhibit D and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant. Without limiting the foregoing, Landlord agrees that it will not voluntarily consent to any future covenants that would encumber the Building if such covenants will materially and adversely affect

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that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

        Section 5.03.    Landlord's Rights Regarding Use.     Without limiting any of Landlord's rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Outside Areas in such manner as it deems necessary or proper, so long as such control, change or alteration does not materially and adversely effect Tenant's use of the Leased Premises for the Permitted Use, and (b) Landlord its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where only reasonable notice under the circumstances shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alteration or improvements to the Building as Landlord may deem necessary or desirable. Notwithstanding the foregoing, Landlord acknowledges that due to the nature of Tenant's business, Tenant is required to follow certain governmental security measures. Landlord further acknowledges and agrees that at the time Landlord gives notice to Tenant that Landlord, or its agents, employees, contractors or mortgagee intend to enter the Leased Premises, Tenant has the right to inform Landlord of any specific security measures that must be followed in connection with such entry in order to comply with such governmental security measures which security measures Landlord agrees to follow. Except as otherwise expressly set forth herein, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6—UTILITIES

        Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle. Tenant to terminate this Lease or withhold sums due hereunder.

ARTICLE 7—REPAIRS, MAINTENANCE AND ALTERATIONS

        Section 7.01.    Repair and Maintenance of Building.     Landlord shall make all necessary repairs, replacements and maintenance to the roof, exterior walls, foundation, structural frame of the Building and the parking and landscaped areas and other Outside Areas. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, Its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's role expense.

        Section 7.02.    Repair and Maintenance of Leased Premises.     Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, and sprinkler and plumbing systems. Tenant shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on at least a semi-annual basis. Notwithstanding the foregoing, in the event that, during the Lease Term, a heating, ventilation and air-conditioning ("HVAC") unit serving the Leased Premises requires replacement (a) Tenant shall notify Landlord promptly of the need for such replacement, (b) Landlord shall perform such replacement at its cost and expense (subject to clause (c) below), and (c) the cost of such replacement shall be amortized over a useful life of fifteen (15) years, and Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the series terms and conditions as the Minimum Annual Rent hereunder) for the portion of such amortized costs attributable to the remainder of the Lease Term, including any extensions thereof, provided, however, that in the event such replacement is needed as a result of Tenant's failure to maintain the HVAC unit properly or the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors or invitees, Tenant shall be required to perform the necessary repair or replacement at its sole cost and expense.

        Section 7.03.    Alterations.     Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after notice of filing. Tenant shall indemnify Landlord from all coats, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien Tenant agrees that at Landlord's option, Duke Construction Limited Partnership or a subsidiary or affiliate of Landlord, who shall receive a fee as Landlord's construction manager or general contractor, shall perform all work on any alterations to the Leased Premises, provided that such work and related fee are competitive in the marketplace, and provided further that Duke Construction Limited Partnership or such subsidiary or affiliate of Landlord is able and willing to comply with Tenant's security requirements.

ARTICLE 8—INDEMNITY AND INSURANCE

        Section 8.01.    Release.     All of Tenant's trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises or the Outside Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Outside Areas at the Invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises or the Outside Areas, except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01 the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

        Section 8.02.    Indemnification by Tenant.     Tenant shall protect, defend indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels actually incurred, without regard to statutory interpretation) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises or the Outside Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases expect to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02 the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

        Section 8.03.    Indemnification by Landlord.     Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels actually incurred, without regard to statutory interpretation) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

        Section 8.04.    Tenant's Insurance.

        (a)   During the Lease Term (and any period of early entry or occupancy of holding over by Tenant, if applicable). Tenant shall maintain the following types of insurance, in the amounts specified below:

          (i)    Liability Insurance.    Commercial General Liability Insurance (which insurance shall not exclude blanket contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant's use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000 and with general aggregate limits of not less than $7,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess of umbrella per occurrence policies.

          (ii)    Casualty Insurance.    Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of Tenant's Property and betterments (including alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

          (iii)    Worker's Compensation Insurance.    Worker's Compensation insurance in amounts required by applicable law.

          (iv)    Business Interruption Insurance.    Business Interruption Insurance with limits not less than an amount equal to two (2) years rent hereunder.

        (b)   All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best's rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days' prior written notice to Landlord. In addition, Tenant's insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord's managing agent, and any mortgages requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 28 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsements to Tenant's commercial general liability policies naming the appropriate additional insureds. Upon Tenant's receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent.

        Section 8.05.    Landlord's Insurance.     During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

          (a)    Liability Insurance.    Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form properly damage, personal injury, or fire damage coverage) covering the Outside Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000, and with general aggregate limits of not less than $10,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess of umbrella per occurrence policies.

          (b)    Casualty Insurance.    Special Form Insurance (which insurance shall not exclude flood or earthquake) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant's Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

        Section 8.06.    Waiver of Subrogation.     Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or the Outside Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above. This special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant as applicable.

ARTICLE 9—CASUALTY

        In the event of total or partial destruction of the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.07 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord, may, upon thirty (30) days' written notice in the other party, terminate this Lease with respect to Illegible thereafter accruing. If the Lease is not terminated pursuant to the preceding sentence and Landlord fails to substantially complete the restoration and repair of the Leased Premises within two hundred eighty (280) days after the date for the occurrence of the damage (subject to delays due to force majeure and any delay caused by Tenant's acts or omissions), then Tenant shall have the right to terminate this Lease upon written notice to Landlord, so long as Tenant's written notice is received by Landlord prior to Landlord's substantial completion of such restoration and repair, Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10—EMINENT DOMAIN

        If all or any substantial part of the Leased Premises or Outside Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises or Outside Areas shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

ARTICLE 11—ASSIGNMENT AND SUBLEASE

        Section 11.01.    Assignment and Sublease.

        (a)   Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent. Landlord shall use reasonable efforts to respond to any assignment or sublet request within fifteen (15) calendar days. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

        (b)   By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's opinion (i) the Leased Premises are or may be in any material way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within fifteen (15) days after receiving a request to consent, terminate this Lease by giving Tenant fifteen (15) days' prior written notice of such termination whereupon each party shall be released from all further obligations an liability hereunder, except those which expressly survive the termination of this Lease.

        (c)   If Tenant shall make any assignment or sublease, with Landlord's consent, for a net rental in excess of the real payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess net rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorney's fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises and consideration for Landlord's consent.

        Section 11.02.    Permitted Transfer.     Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right without Landlord's consent, but upon ten (10) days' prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's stock, assets or property; or (c) effectuate any public offering of Tenant's stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose of this Article 11 (i) "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shall corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord's prior written consent to Section 11.01 above.

ARTICLE 12—TRANSFERS BY LANDLORD

        Section 12.01.    Sale of the Building.     Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to this rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

        Section 12.02.    Estoppel Certificate.

        (a)   Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature or any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

        (b)   Within ten (10) days following receipt of a written request from Tenant, Landlord shall execute and deliver to Tenant an estoppel certificate in such form as Tenant may reasonably request certifying (i) that this Lease is in full force and effect and unmodified on stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Landlord's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. It being intended that any such statement delivered pursuant hereto may be relied upon by Tenant and by any assignee or sublessee of the Leased Premises.

        Section 12.03.    Subordination.     Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a "Mortgage") presently existing or hereafter encumbering the Building by so declaring in such Mortgage provided that the holder of said Mortgage agrees not to disturb Tenant's possession of the Leased Premises so long as Tenant is not in Default hereunder, as evidenced by a subordination, non-disturbance agreement signed by said holder. Promptly following Landlord's request, Tenant shall execute such a subordination and non-disturbance agreement. Notwithstanding the foregoing, if the holder of the Mortgage shall be take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant is not in Default. Landlord represents and warrants that the Leased Premises and Outside Ares are not encumbered by a Mortgage as of the date hereof.

ARTICLE 13—DEFAULT AND REMEDY

        Section 13.01.    Default.     The occurrence of any of the following shall be a "Default".

        (a)   Tenant fails to pay any Monthly Rental Installments or Additional Rent (i) within five (5) days following written notice from Landlord on the first two (2) occasions in any twelve (12) month period, and (ii) within five (5) days after the same is due on any subsequent occasion within said twelve (12) month period.

        (b)   Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be occurred to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

        (c)   Intentionally Omitted

        (d)   Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

        (e)   All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant dose not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter, or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

        In addition to the defaults described above, the parties agree that if Tenant receives written notice of a violation of the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default.

        Section 13.02.    Remedies.     Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

          (a)   Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, Tenant shall be liable to Landlord for the unamortized balance of any Tenant improvement allowance and brokerage fees paid in connection with the Lease.

          (b)   Without terminating this Lease, and with or without notice to Tenant, re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason at Landlord's action.

          (c)   Terminate this Lease as provided in subparagraph (a) above and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the value of the excess, if any, discounted at the prime rate of interest (as reported in the Wall Street Journal), of (A) the Minimum Annual Rent, Additional Rental and all other sums that would have been payable hereunder by Tenant for the period for the reminder of the Lease Term had this Lease not been terminated (said period being referred to herein as the "Remaining Term"), less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by an independent, unaffiliated real estate broker licensed in the State of Georgia who has at least ten (10) years of experience; (ii) the costs of recovering possession of the Leased Premises and all other expenses incurred by Landlord due to Tenant's Default, including, without limitation, reasonable attorney's fees actually incurred, without regard to statutory interpretation, and the cost to prepare the Leased Premises for re-letting (al coast and expenses set forth in this clause (ii) being referred to herein, collectively, as the "Default Damages") and (iii) the unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination, plus any interest and late fees due hereunder and any other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Leased Premises (all amounts set forth in this clause (iii) being referred to herein, collectively, as the "Prior Obligations"). The amount as calculated above shall be deemed immediately due and payable. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Tenant expressly acknowledges and agrees that the liabilities and remedies specified in this subparagraph (c) shall survive the termination of this Lease.

          (d)   Intentionally Omitted

          (e)   Without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of Tenant's Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled in possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premised by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Thereafter, Landlord may, but shall not be obligated to, re-let all or any part of the Leased Premises as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the Remaining Term, together with all Default Damages. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

          (f)    Allow the Leased Premises to remain unoccupied and collect rent from Tenant as it comes due; provided, however, that to the extent required by applicable law. Landlord shall use reasonable efforts to mitigate its damages.

          (g)   Sue for injunctive relief or to recover damages for any loss resulting from the Default.

        Section 13.03.    Landlord's Default and Tenant's Remedies.     Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. As to Landlord's maintenance and repair obligations hereunder, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice from Tenant within said 30 day period (or such lesser time as is reasonable under the circumstances in the event of imminent danger to persons or property), Tenant may undertake all reasonable action to cure Landlord's failure of performance. If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the names of Tenant's contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant's contractor shall be adequately insured and of good reputation. Landlord agree to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith provided that Tenant delivers to Landlord adequate bills or other supporting evidence substanding said cost.

        Section 13.04.    Limitation of Landlord's Liability.     If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord. Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building (including the net proceeds thereof) for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

        Section 13.05.    Nonwaiver of Defaults.     Neither party's failure or delay in exercising any of its right or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed on accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

        Section 13.06.    Attorney's Fees.     If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees actually incurred in connection therewith, without regard to statutory interpretation. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred, without regard to statutory interpretation.

ARTICLE 14—LANDLORD'S RIGHT TO RELOCATE TENANT

Intentionally Omitted

ARTICLE 15—TENANT'S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

        Section 15.01.    Environmental Definitions.

        (a)   "Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the Environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

        (b)   "Hazardous Substances" shall mean those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

        Section 15.02.    Restrictions on Tenant.     Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

        Section 15.03.    Notices, Affidavits, Etc.     Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within ten (10) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

        Section 15.04.    Tenant's Indemnification.     Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

        Section 15.05.    Existing Conditions.     Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15, resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant exacerbates the same.

        Section 15.06.    Landlord's Representations Regarding Existing Conditions.     Landlord represents that (a) to Landlord's best knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Building or Outside Areas, and (b) to Landlord's actual knowledge, no predecessor owner of the Building or Outside Areas has treated, stored or disposed of any Hazardous Substances upon or within the Building or Outside Areas.

ARTICLE 16—MISCELLANEOUS

        Section 16.01.    Benefit of Landlord and Tenant.     This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

        Section 16.02.    Governing Law.     This Lease shall be governed in accordance with the laws of the State where the Building is located.

        Section 16.03.    Force Majeure.     Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

        Section 16.04.    Examination of Lease.     Submission of this Instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

        Section 16.05.    Indemnification for Leasing Commissions.     The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled therein. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

        Section 16.06.    Notices.     Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(1). If sent by overnight courier, the notice shall be deemed to have been given one (l) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Notwithstanding the foregoing, for purposes of determining a party's response period with respect to any notice delivered hereunder, such response period shall not commence until the date that actual delivery of the notice that triggers such response period is attempted. Either party may change its address by giving written notice thereof to the other party.

        Section 16.07.    Partial Invalidity; Complete Agreement.     If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understand in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

        Section 16.08.    Financial Statements.     During the Lease Term and any extensions thereof, Tenant shall provide to Landlord, within ten (10) days following Landlord's request, a copy of Tenant's most recent financial statements. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, and, to the extent available, shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

        Section 16.09.    Representations and Warranties.

        (a)   Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

        (b)   Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

        Section 16.10.    Signage.     Tenant, at Tenant's sole cost and expense, shall have the right to install signage fronting on Interstate I-85 (the "Sign"), which shall include Tenant's name and/or logo, provided that said Sign and Tenant's installation thereof compiles with all laws, rules, regulations, ordinances and covenants encumbering the Building. The precise location, size, materials, coloring, lettering, lighting and method of installation of the Sign shall be subject to Landlord's prior approval. Tenant shall maintain, repair, and if necessary, replace the Sign at Tenant's sole cost expense. On or before the expiration or earlier termination of this Lease, Tenant shall be responsible for removing the Sign and returning the surrounding premises to their original condition. Tenant shall place no other signage on the exterior of the Leased Premises without the prior written consent of Landlord. Any signs not in conformity with the Lease may be immediately removed by Landlord.

        Section 16.11.    Parking.     Tenant shall be entitled to the exclusive use of all of the parking spaces located within the Outside Areas; provided, however, that Landlord shall have no obligation to police or monitor the use of such parking spaces. No vehicle may be required or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. There shall be on parking permitted on any of the streets or roadways located within the Park.

        Section 16.12.    Consent.     Where the consent of a party is required, such consent will not be unreasonably withheld.

        Section 16.13.    Time.     Time is of the essence of each term and provision of this Lease.

        Section 16.14.    Usufruct.     Tenant's interest in the Leased Premises is a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Signed, sealed and delivered us to Landlord, in the presence of:	LANDLORD:
DUGAN FINANCING, L.L.C., a Delaware limited liability company
Unofficial Witness	By:	Dugan Realty, L.L.C., its sole member
		By:	Duke Realty Limited Partnership, its manager
/s/ Beth Babigian Notary Public			By:	Duke Realty Corporation, its general partner
[SEAL]				By:	/s/ J. Samuel O'Briant
				Name:	J. Samuel O'Briant
				Title:	SVP
Signed, sealed and delivered as to Tenant, in the presence of:	TENANT: DATAPATH, INC., a Georgia corporation
/s/ Illegible				By:	/s/ Ken Vines
Unofficial Witness				Name:	Ken Vines
				Title:	CFO
/s/ Illegible Notary Public
Attest:

Name:

Title:

MY COMMISSION EXPIRES NOV. 23, 2008

Exhibit A—Leased Premises

[GRAPHIC]

1

EXHIBIT A-1

OUTSIDE AREAS

[GRAPHIC]

2

LICENSE AGREEMENT

DATE:	1/18, 2005
TO:	DATAPATH, INC., a Georgia corporation ("Licensee").
FROM:	DUGAN FINANCING, L.L.C., a Delaware limited liability company ("Licensor").
RE:
Use of approximately 30,000 rentable square feet of space located within 2450 Satellite Boulevard, Duluth, Georgia 30096 (the "Premises"), as shown on Exhibit A attached hereto and made a part of this License Agreement (this "Agreement").

        1.    Grant of License.     For and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor hereby grants Licensee a license to use the Premises for warehousing, manufacturing, distribution and storage of telecommunications equipment and related purposes. Notwithstanding the foregoing, however, Licensee agrees that prior to February 13, 2005, Licensee will have no right to construct or install any improvements within that portion of the Premises labeled "Restricted Area" on Exhibit B attached hereto and made a part hereof. It is understood that this Agreement does not constitute a lease and does not entitle Licensee to possession of the Premises, but is merely authorization to use the Premises for the purpose stated hereinabove. Throughout the term of this Agreement, Tenant shall maintain the Premises in a clean and orderly condition. Upon the expiration or earlier termination of this Agreement, Licensee shall return the Premises to Licensor in the same condition as exists as of the date of this Agreement.

        2.    Term.     This Agreement shall commence as of January 10, 2005 and shall continue through and including the date immediately preceding the "Commencement Date" under that certain Lease between Landlord and Tenant dated 1-18-2005, pursuant to which Licensee shall lease all of the building located at 2450 Satellite Boulevard, Duluth, Georgia 30096. Notwithstanding the foregoing, if Licensee defaults in its obligations under this Agreement, Licensor shall have the right to terminate this Agreement immediately. Without limiting the foregoing, however, prior to January 15, 2004, Licensee shall have the right to access the Premises only between the hours of 8 a.m. and 6 p.m., EST.

        3.    Intentionally Omitted

        4.    Release.     All of Licensee's trade fixtures, merchandise, inventory and all other personal property in or about the Premises or common areas related thereto, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Premises or common areas related thereto at the invitation, direction or acquiescence (express or implied) of Licensee (all of which property shall be referred to herein, collectively, as "Licensee's Property"), shall be and remain at Licensee's sole risk. Licensor shall not be liable to Licensee or to any other person for and Licensee hereby releases Licensor from (a) any and all liability for theft or damage to Licensee's Property, and (b) any and all liability for any injury to Licensee or its employees, agents, contractors, guests and invitees in or about the Premises or the common areas related thereto, except to the extent caused directly by the negligence or willful misconduct of Licensor, its agents, employees or contractors. This Section 4 shall survive the expiration or earlier termination of this Agreement.

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        5.    Insurance.     Licensee, at its own expense, shall provide and keep in force Commercial General Liability Insurance, naming Licensor and Fuji (as defined below) as additional insureds, covering the Premises and Licensee's use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000, and with general aggregate limits of not less than $3,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies. In addition, Licensee shall carry Special Form Insurance in the amount of the full replacement cost of Licensee's Property.

        6.    Access.     Licensee hereby grants Fuji Photo Film U.S.A., Inc. ("Fuji") a license to access that portion of the Premises labeled "Fuji Access Areas" on Exhibit B hereto for the purpose of storage and removal of Fuji's fixtures and personally from the building in which the Premises are located, and for no other purpose (the "Fuji License"). Licensee acknowledges and agrees with it will use reasonable efforts to cooperate with Fuji in connection with its use and enjoyment of the Fuji License. Licensee shall protect, defend, indemnify and hold Fuji, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses actually incurred, without regard to statutory interpretation) to the extent arising out of relating to any act, omission, negligence, or willful misconduct of Licensee or Licensee's agents, employees, contractors, customers or invitees in or about the Premises.

        7.    Indemnity.     Licensee shall protect, defend, indemnify and hold Licensor, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses actually incurred, without regard to statutory interpretation) to the extent (i) arising out of or relating to any act, omission, negligence, or willful misconduct of Licensee or Licensee's agents, employees, contractors, customers or invitees in or about the Premises, (ii) arising out of or relating to any of Licensee's Property, or (iii) arising out of any other act or occurrence within the Premises, in all such cases except to the extent caused directly by the negligence or willful misconduct of Licensor, its agents, employees or contractors. This Section 7 shall survive the expiration or earlier termination of this Agreement.

        8.    Waiver of Subrogation.     Notwithstanding anything contained in this Agreement to the contrary, Licensor and Licensee hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Premises, its contents, or other portions of the building or common areas related thereto arising from any risk which is insured against (or required to be insured against) by a party hereto.

        9.    Existing Tenant.     Licensee acknowledges that as of the date of this Lease, Fuji Photo Film U.S.A.,  Inc. (the "Existing Tenant") is the tenant currently occupying the Premises pursuant to a lease between Licensor and the Existing Tenant (the "Existing Lease"). Upon execution of this Agreement by both Licensee and Licensor, Licensor agrees to enter into an amendment to the Existing Lease pursuant to which the Existing Tenant will surrender the Premises effective on or before January 10, 2005 (the "Existing Lease Termination Date"). Licensor agrees to use reasonable good faith efforts to cause the Existing Tenant to vacate the Premises on or before the Existing Lease Termination Date. To the extent that the Existing Tenant refuses or fails to vacate the Premises on or before the Existing Tenant Termination Date, such refusal or failure to vacate shall not in any way affect the obligation of Licensee hereunder except that the commencement of the term of this Agreement shall be postponed to the extent that the Existing Tenant delays in vacating the Premises.

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2450 Satellite Blvd.

Exhibit A

[GRAPHIC]

5

Datapath—AR analysis

2005 Monthly Charges

Category	Charge	Per Square Foot
Base Rent	$37,458.91	$4.37
CAM	$4,200.20	$0.49
Insurance	$342.87	$0.04
Taxes	$3,600.17	$0.42

	$45,602.15	$5.32

        Invoice # 11050099 Breakdown

	Effective Dates	Charges
Base Rent	5/12/05-5/31/05	$—	Free Rent
Base Rent	6/1/05-6/30/05	$—	Free Rent
Base Rent	7/1/05-7/31/05	$—	Free Rent
Base Rent	8/1/05-8/11/05	$—	Free Rent
Base Rent	8/12/05-8/31/05	$24,167.04	(Pro-rated charge for 20 days in August)
Base Rent	9/1/05-9/31/05	$37,458.91	(Full month of Base Rent)
CAM	5/12/05-5/31/05	$—	Free Rent
CAM	6/1/05-6/30/05	$—	Free Rent
CAM	7/1/05-7/31/05	$—	Free Rent
CAM	8/1/05-8/11/05	$—	Free Rent
CAM	8/12/05-8/31/05	$2,709.81	(Pro-rated charge for 20 days in August)
CAM	9/1/05-9/31/05	$4,200.20	(Full month of Base Rent)
Insurance	5/12/05-5/31/05	$—	Free Rent
Insurance	6/1/05-6/30/05	$—	Free Rent
Insurance	7/1/05-7/31/05	$—	Free Rent
Insurance	8/1/05-8/11/05	$—	Free Rent
Insurance	8/12/05-8/31/05	$221.21	(Pro-rated charge for 20 days in August)
Insurance	9/1/05-9/31/05	$342.87	(Full month of Base Rent)
Tax	5/12/05-5/31/05	$—	Free Rent
Tax	6/1/05-6/30/05	$—	Free Rent
Tax	7/1/05-7/31/05	$—	Free Rent
Tax	8/1/05-8/11/05	$—	Free Rent
Tax	8/12/05-8/31/05	$2,322.60	(Pro-rated charge for 20 days in August)
Tax	9/1/05-9/31/05	$3,600.17	(Full month of Base Rent)

	Total Invoice	$75,022.90
	PLUS: October Rent	$45,602.15
	LESS: Paid	$(40,328.10)	(Check #21572)

	Total Past Due	$80,296.86

6

QuickLinks

  Exhibit 10.8
LEASE
ARTICLE 1—LEASE OF PREMISES
  Section 1.01. Basic Lease Provisions and Definitions.
ARTICLE 2—TERM AND POSSESSION
  Section 3.02. Annual Rental Adjustment Definitions.
  Section 3.04. Late Charges.
ARTICLE 4—SECURITY DEPOSIT
ARTICLE 5—OCCUPANCY AND USE
  Section 5.01. Use.
  Section 5.02. Covenants of Tenant Regarding Use.
  Section 5.03. Landlord's Rights Regarding Use.
ARTICLE 6—UTILITIES
ARTICLE 7—REPAIRS, MAINTENANCE AND ALTERATIONS
  Section 7.01. Repair and Maintenance of Building.
  Section 7.02. Repair and Maintenance of Leased Premises.
  Section 7.03. Alterations.
ARTICLE 8—INDEMNITY AND INSURANCE
  Section 8.01. Release.
  Section 8.02. Indemnification by Tenant.
  Section 8.03. Indemnification by Landlord.
  Section 8.04. Tenant's Insurance.
  Section 8.05. Landlord's Insurance.
  Section 8.06. Waiver of Subrogation.
  Section 11.01. Assignment and Sublease.
  Section 11.02. Permitted Transfer.
  Section 12.01. Sale of the Building.
  Section 12.02. Estoppel Certificate.
  Section 12.03. Subordination.
  Section 13.01. Default.
  Section 13.02. Remedies.
  Section 13.03. Landlord's Default and Tenant's Remedies.
  Section 13.04. Limitation of Landlord's Liability.
  Section 13.05. Nonwaiver of Defaults.
  Section 13.06. Attorney's Fees.
  Section 15.01. Environmental Definitions.
  Section 15.02. Restrictions on Tenant.
  Section 15.03. Notices, Affidavits, Etc.
  Section 15.04. Tenant's Indemnification.
  Section 15.05. Existing Conditions.
  Section 15.06. Landlord's Representations Regarding Existing Conditions.
  Section 16.01. Benefit of Landlord and Tenant.
  Section 16.02. Governing Law.
  Section 16.03. Force Majeure.
  Section 16.04. Examination of Lease.
  Section 16.05. Indemnification for Leasing Commissions.
  Section 16.06. Notices.
  Section 16.07. Partial Invalidity; Complete Agreement.
  Section 16.08. Financial Statements.
  Section 16.09. Representations and Warranties.
  Section 16.10. Signage.
  Section 16.11. Parking.
  Section 16.12. Consent.
  Section 16.13. Time.
  Section 16.14. Usufruct.
Exhibit A—Leased Premises
EXHIBIT A-1 OUTSIDE AREAS
LICENSE AGREEMENT
  1. Grant of License.
  2. Term.
  3. Intentionally Omitted
  4. Release.
  5. Insurance.
  6. Access.
  7. Indemnity.
  8. Waiver of Subrogation.
  9. Existing Tenant.